Exhibit 99.2

CONTACT: Julie Whalen EVP, Chief Financial Officer (415) 616-8524 Brian Yee SVP Treasury – Corporate Finance (415) 402-4085

Williams-Sonoma, Inc. announces an 11% quarterly dividend increase, a new $1 billion stock repurchase authorization, and the early repayment of its $300 million Term Loan

San Francisco, CA, March 17, 2021 – Williams-Sonoma, Inc. (NYSE: WSM) announced today that its Board of Directors has authorized a $0.06, or an 11.3% increase in the company’s quarterly cash dividend to $0.59 per share, payable on May 28, 2021 to stockholders of record as of the close of business on April 23, 2021. The Board of Directors also approved a new $1 billion share repurchase authorization, which supersedes the remaining outstanding under the company’s current share repurchase authorization. Additionally, given the strength of the company’s liquidity position with over $1.2 billion in cash at the end of FY2020, the company has repaid early in full its $300 million Term Loan, eliminating all funded debt as of February 26, 2021.

“Our decisions to increase our quarterly dividend, to approve a new $1 billion share buyback authorization and to eliminate all outstanding funded debt reflect our confidence in the long-term outlook of our company, and our commitment to maximizing returns for our shareholders,” said Laura Alber, President and Chief Executive Officer.

This new stock repurchase authorization is effective as of March 17, 2021, and results in $1 billion available for future repurchases under the company’s stock repurchase authorization. The company’s stock repurchase program authorizes the purchase of the company’s common stock through open market and privately negotiated transactions, including through Rule 10b5-1 plans, at such times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, capital availability and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our quarterly cash dividend; our stock repurchase program; our commitment to return capital to stockholders and maximize stockholder returns; and our long-term outlook.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of recently enacted and potential future tariffs; the continuing impact of the COVID-19 pandemic on our business, supply chain and consumer demand, and our ability to mitigate impacts and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations. We are also proud to lead the industry with our Environmental, Social and Governance (“ESG”) efforts. Our company is Good By Design — we’ve deeply engrained sustainability into our business. From our factories to your home, we’re united in a shared purpose to care for our people and our planet.

For more information on our ESG efforts, please visit: https://sustainability.williams-sonomainc.com/

WSM-DIV

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